Exhibit 2

The Annual Report to Shareholders for the Year Ended December 31, 2012, which contains audited financial statements as at and for the three-year period ended December 31, 2012 and Management’s Discussion and Analysis of Results of Operations and Financial Position is hereby incorporated by reference to Exhibit 99.1 to Report on Form 6-K dated March 28, 2013.